EXHIBIT 3.1









                          HOSPITALITY PROPERTIES TRUST


                              Amended and Restated
                              Declaration of Trust








                                  May 12, 1995
                   As Amended and Restated on August 21, 1995
                         As Further Amended June 2, 1997

                                      INDEX
                                                                           Page

                                    ARTICLE I
                             THE TRUST; DEFINITIONS

1.1    Name................................................................. 2
1.2    Places of Business................................................... 2
1.3    Nature of Trust...................................................... 2
1.4    Definitions.......................................................... 3


                                   ARTICLE II
                                    TRUSTEES

2.1    Number, Term of Office and Qualifications
         of Trustees........................................................ 6
2.2    Compensation and Other Remuneration.................................. 7
2.3    Resignation, Removal and Death of Trustees........................... 8
2.4    Vacancies............................................................ 8
2.5    Successor and Additional Trustees.................................... 8
2.6    Actions by Trustees.................................................. 9
2.7    Committees........................................................... 9


                                   ARTICLE III
                                TRUSTEES' POWERS

3.1    Power and Authority of Trustees......................................10
3.2    Specific Powers and Authority........................................10
3.3    Bylaws...............................................................16


                                   ARTICLE IV
                         INVESTMENT POLICY AND POLICIES
                             WITH RESPECT TO CERTAIN
                          DISTRIBUTIONS TO SHAREHOLDERS

4.1    Statement of Policy..................................................16
4.2    Prohibited Investments and Activities................................17
4.3    Change in Investment Policies........................................17


                                    ARTICLE V
                           THE SHARES AND SHAREHOLDERS

5.1    Description of Shares................................................17
5.2    Certificates.........................................................19
5.3    Fractional Shares....................................................20

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                                      -ii-

5.4    Legal Ownership of Trust Estate......................................20
5.5    Shares Deemed Personal Property......................................20
5.6    Share Record; Issuance and Transferability
         of Shares..........................................................20
5.7    Dividends or Distributions to Shareholders...........................21
5.8    Transfer Agent, Dividend Disbursing
         Agent and Registrar................................................22
5.9    Shareholders' Meetings...............................................22
5.10   Proxies..............................................................23
5.11   Reports to Shareholders..............................................23
5.12   Fixing Record Date...................................................24
5.13   Notice to Shareholders...............................................24
5.14   Shareholders' Disclosure; Restrictions on
         Share Transfer; Limitation on Holdings.............................24
5.15   Special Voting Provisions relating to Certain
         Business Combinations and Control Shares...........................28


                                   ARTICLE VI
                      LIABILITY OF TRUSTEES, SHAREHOLDERS,
                         OFFICERS, EMPLOYEES AND AGENTS,
                                AND OTHER MATTERS

6.1    Limitation of Liability of Shareholders,
         Trustees, Officers, Employees and Agents
         for Obligations of the Trust.......................................29
6.2    Express Exculpatory Clauses and Instruments..........................29
6.3    Limitation of Liability of Trustees, Officers,
         Employees and Agents to the Trust and to
         Shareholders for Acts and Omissions................................30
6.4    Indemnification and Reimbursement of
         Trustees, Officers, Employees, Agents and
         Certain Other Persons..............................................30
6.5    Indemnification and Reimbursement of
         Shareholders.......................................................31
6.6    Right of Trustees, Officers, Employees and
         Agents to Own Shares or Other Property
         and to Engage in Other Business....................................31
6.7    Transactions Between Trustees, Officers,
         Employees or Agents and the Trust..................................32
6.8    Persons Dealing with Trustees, Officers,
         Employees or Agents................................................33
6.9    Reliance.............................................................33

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                                      -iii-


                                   ARTICLE VII
                       DURATION, AMENDMENT AND TERMINATION
                                    OF TRUST

7.1    Duration of Trust....................................................34
7.2    Termination of Trust.................................................34
7.3    Amendment Procedure..................................................35
7.4    Amendments Effective.................................................35
7.5    Transfer to Successor................................................35


                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1    Applicable Law.......................................................36
8.2    Index and Headings for Reference Only................................36
8.3    Successors in Interest...............................................36
8.4    Inspection of Records................................................36
8.5    Counterparts.........................................................37
8.6    Provisions of the Trust in Conflict with
         Law or Regulations; Severability...................................37
8.7    Certifications.......................................................37

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST

                                       OF

                          HOSPITALITY PROPERTIES TRUST


                                  May 12, 1995
                   As Amended and Restated on August 21, 1995

                     --------------------------------------


         The Declaration of Hospitality Properties Trust, as filed with the Maryland Department of Assessments and Taxation on May 12, 1995 is hereby amended and restated as follows:

         DECLARATION OF TRUST made as of the date set forth above by the undersigned Trustees.

                                   WITNESSETH:

         WHEREAS, the Trustees desire to create a trust for the principal purpose of investing in real property and interests therein; and

         WHEREAS, the Trustees desire that such trust qualify as a "qualified REIT subsidiary" as long as it shall remain wholly owned by Health and Retirement Properties Trust ("HRP") and, thereafter, as a "real estate investment trust" under the REIT Provisions of the Internal Revenue Code, and as a "real estate investment trust" under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland; and

         WHEREAS, in furtherance of such purpose the Trustees intend to acquire certain real property and interests therein and to hold, manage and dispose of all such property as Trustees in the manner hereinafter stated; and

         WHEREAS,  it is proposed that the  beneficial  interest in the Trust be
divided  into  transferable   Shares  of  Beneficial   Interest,   evidenced  by
certificates therefor, as hereinafter provided;

         NOW, THEREFORE, it is hereby agreed and declared that the Trustees will hold any and all property of every type and description which they are acquiring or may hereafter acquire as Trustees, together with the proceeds thereof, in trust, to manage and dispose of the same for the benefit of the holders from time

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                                       -2-

to time of the Shares of Beneficial Interest being issued and to be issued hereunder in the manner and subject to the stipulations contained herein.


                                    ARTICLE I

                             THE TRUST; DEFINITIONS

         1.1 Name. The name of the Trust created by this Declaration of Trust shall be "Hospitality Properties Trust" and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees collectively but not individually or personally nor to the officers, agents, employees or Shareholders of the Trust or of such Trustees. Under circumstances under which the Trustees determine that the use of such name is not practicable or under circumstances in which the Trustees are contractually bound to change that name, they may use such other designation or they may adopt another name under which the Trust may hold property or conduct its activities.

         1.2 Places of Business. The Trust shall maintain an office in Maryland at The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore City, Maryland, 21202 or such other place in Maryland as the Trustees may determine from time to time. The Resident Agent of the Trust at such office shall be The Prentice-Hall Corporation System, Maryland. The Trust may change such Resident Agent from time to time as the Trustees shall determine. The Trust may have such other offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.

         1.3 Nature of Trust. The Trust shall be a real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland. It is also intended that the Trust shall carry on a business as a "qualified REIT subsidiary" as described in the REIT Provisions of the Internal Revenue Code for so long as it is wholly owned by HRP and thereafter shall qualify and carry on business as a "real estate investment trust" as described therein. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture, corporation or joint stock company (but nothing herein shall preclude the Trust from being treated

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                                       -3-

for tax purposes as an association under the Internal Revenue Code); nor shall the Trustees or Shareholders or any of them for any purpose be, nor be deemed to be, nor be treated in any way whatsoever as, liable or responsible hereunder as partners or joint venturers. The relationship of the Shareholders to the Trustees shall be solely that of beneficiaries of the Trust in accordance with the rights conferred upon them by this Declaration.

         1.4 Definitions. The terms defined in this Section 1.4, wherever used in this Declaration, shall, unless the context otherwise requires, have the respective meanings hereinafter specified. Whenever the singular number is used in this Declaration and when permitted by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa. Where applicable, calculations to be made pursuant to any such definition shall be made in accordance with generally accepted accounting principles as in effect from time to time except as otherwise provided in such definition.

         (a) Advisor. "Advisor" shall mean HRPT Advisors, Inc., a Delaware corporation, or such other Person as the Trustees shall from time to time engage to supervise the operation of the Trust and to provide the Trust with a program of investments.

         (b) Affiliate. "Affiliate" shall mean, as to any Person, (i) any other Person who, at the time of determination, is directly or indirectly controlling, controlled by or under common control with such Person, (ii) any other Person who, at such time, owns beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any Person who is at the time of determination an officer, director, employee, general partner or trustee of any such Person or of any Person who, at such time, is controlling, controlled by or under common control with such Person (excluding any trustee who is not otherwise an Affiliate of such Person).

         (c) Annual Meeting of Shareholders. "Annual Meeting of Shareholders" shall mean the meeting described in the first sentence of Section 5.9.

         (d) Annual Report.  "Annual Report" shall have the meaning set forth in
Section 5.11(a).
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                                       -4-

         (e) Book Value. "Book Value" of an asset or assets shall mean the value of such asset or assets of the Trust on the books of the Trust, without deduction for depreciation or other asset valuation reserves and without deduction for mortgages or other security interests to which such asset or assets are subject, except that no asset shall be valued at more than its fair market value as determined by or under procedures adopted by the Trustees, and the underlying assets of a partnership, joint venture or other form of indirect ownership, to the extent of the Trust's interest therein, shall be valued as if owned directly by the Trust.

         (f) Bylaws. "Bylaws" shall have the meaning set forth in Section 3.3.

         (g) Declaration. "Declaration" or "this Declaration" shall mean this Declaration of Trust, as amended, restated or modified from time to time. The use in this Declaration of "herein" and "hereunder" shall be deemed to refer to this Declaration and shall not be limited to the particular text, article or section in which such words appear.

         (h) Independent Trustee: "Independent Trustee" shall mean a Trustee who is not then an officer of the Trust or an Affiliate of either HRP or the Advisor.

         (i) Internal Revenue Code. "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as now enacted or hereafter amended, or successor statutes and applicable rules and regulations thereunder.

         (j) Invested Assets. "Invested Assets" shall mean the Book Value of all the Real Estate Investments of the Trust.

         (k) Mortgage Loans. "Mortgage Loans" shall mean notes, debentures, bonds and other evidences of indebtedness or obligations, whether negotiable or non-negotiable, which are secured or collateralized by Mortgages.

         (l) Mortgages. "Mortgages" shall mean mortgages, deeds of trust or other security interests in Real Property.

         (m) Person. "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts and other entities and governments and agencies and political subdivisions thereof.

         (n) Real Estate Investment. "Real Estate Investment" shall mean any direct or indirect investment in any interest in Real Property or in any Mortgage Loan, or in any Person whose principal purpose is to make any such investment.

         (o) Real Property. "Real Property" shall mean and include land, leasehold interests (including but not limited to interests of a lessor or lessee therein), rights and interests in land, and in any buildings, structures, improvements, furnishings and fixtures located on or used in connection with land or interests therein, but does not include investments in Mortgages, Mortgage Loans or interests therein.

         (p) REIT. "REIT" shall mean a real estate investment trust as defined in the REIT Provisions of the Internal Revenue Code.

         (q) REIT Provisions of the Internal Revenue Code. "REIT Provisions of the Internal Revenue Code" shall mean Parts II and III of Subchapter M of Chapter 1 of Subtitle A of the Internal Revenue Code or any successor provision.

         (r) Securities. "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

         (s) Shareholders. "Shareholders" shall mean as of any particular time all holders of record of outstanding Shares at such time.

         (t) Shares. "Shares" or, as the context may require, "shares" shall mean the shares of beneficial interest of the Trust as described in Section 5.1 hereof.

         (u) Trust. "Trust" shall mean the Trust created by this Declaration.

         (v) Trustees. "Trustees" shall mean, as of any particular time, the original signatories hereto as long as they hold office hereunder and additional and successor Trustees, and shall not include the officers, employees or agents of the Trust or the

Shareholders. Nothing herein shall be deemed to preclude the Trustees from also serving as officers, employees or agents of the Trust or owning Shares.

         (w) Trust Estate. "Trust Estate" shall mean as of any particular time any and all property, real, personal or otherwise, tangible or intangible, which is transferred, conveyed or paid to or purchased by the Trust or Trustees and all rents, income, profits and gains therefrom and which at such time is owned or held by or for the Trust or the Trustees.


                                   ARTICLE II

                                    TRUSTEES

         2.1 Number, Term of Office and Qualifications of Trustees.

         (a)(i) The number of Trustees initially need not be more than one (1).

         (ii) If a Person other than HRP acquires any Shares of Beneficial Interest of the Trust, the number of Trustees shall thenceforth be no fewer than three (3) and no more than seven (7). Upon acquisition by a Person other than HRP of any such Shares, the exact number of Trustees shall be five (5) until changed by a two-thirds (2/3) vote of the Trustees or by an amendment of this Declaration duly adopted by holders of two-thirds (2/3) of the outstanding Shares entitled to vote. Any vacancies in the Board of Trustees created thereby shall be filled by a majority of the Trustees then in office. The Board of Trustees thus constituted shall be classified into three groups, with two (2) Trustees in Group I, two (2) Trustees in Group II, and one (1) Trustee in Group
III. The Trustee in Group III shall serve for a term ending at the next annual meeting of Shareholders after such acquisition of Shares by a Person other than HRP; each Trustee in Group II shall serve for a term ending at the following annual meeting of Shareholders; and each Trustee in Group I shall serve for a term ending at the second following annual meeting of Shareholders. After the respective terms of the groups indicated, each such group of Trustees shall be elected for successive terms ending at the annual meeting of Shareholders held during the third year after election.

         A majority of the Trustees holding office subject to the foregoing provisions of this paragraph (ii) shall at all times be Independent Trustees; provided, however, that upon a failure to
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                                       -7-

comply with this requirement as a result of the creation of a vacancy which must be filled by an Independent Trustee, whether as a result of enlargement of the Board of Trustees or the resignation, removal or death of a Trustee who is an Independent Trustee, such requirement shall not be applicable for a period of ninety (90) days.

         (b) The names and business addresses of the initial Trustees, who shall serve as Trustees until the first annual meeting of Shareholders (unless their terms shall be otherwise classified pursuant to Section 2.1(a)(ii)) and until their successors shall have been elected and qualified are as follows:

                    Name                                  Address

              Barry M. Portnoy                      Sullivan & Worcester
                                                    One Post Office Square
                                                    Boston, MA 02109

              Gerard M. Martin                      M & P Partners Limited
                                                        Partnership
                                                    400 Centre Street
                                                    Newton, MA  02158

The initial Trustees shall be the signatories hereto. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. Subject to the provisions of Section 2.3, each Trustee shall hold office until the election and qualification of his successor. There shall be no cumulative voting in the election of Trustees. A Trustee shall be an individual at least twenty- one (21) years of age who is not under legal disability. Unless otherwise required by law, no Trustee shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees in their capacity as Trustees shall not be required to be Shareholders or to devote their entire time to the business and affairs of the Trust.

         2.2 Compensation and Other Remuneration. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as the Trustees may determine from time to time. The Trustees and Trust officers shall be entitled to receive remuneration for services rendered to the Trust in any other capacity. Subject to Sections 6.6 and 6.7, such services may include, without limitation, services as an officer of the Trust, legal, accounting or other professional services, or
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                                      -8-

services as a broker, transfer agent or underwriter, whether performed by a Trustee or any Person affiliated with a Trustee.

         2.3 Resignation, Removal and Death of Trustees. A Trustee may resign at any time by giving written notice to the remaining Trustees at the principal office of the Trust. Such resignation shall take effect on the date specified in such notice, without need for prior accounting. A Trustee may be removed at any time with or without cause by the affirmative vote either of all the remaining Trustees or of the holders of Shares representing two-thirds of the total votes authorized to be cast by Shares then outstanding and entitled to vote thereon, voting as a single class. A Trustee judged incompetent or for whom a guardian or conservator has been appointed shall be deemed to have resigned as of the date of such adjudication or appointment. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his name, shall account to the remaining Trustees as they require for all property which he holds as Trustee and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee, as the case may be.

         2.4 Vacancies. If any or all the Trustees cease to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees (even though fewer than three (3)) may exercise the powers of the Trustees hereunder. Vacancies (including vacancies created by increases in number) may be filled by the remaining Trustee or by a majority of the remaining Trustees. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 5.9. Any Trustee elected to fill a vacancy created by the resignation, removal or death of a former Trustee shall hold office for the unexpired term of such former Trustee.

         2.5 Successor and Additional Trustees. The right, title and interest of the Trustees in and to the Trust Estate shall also vest in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered pursuant to Section 2.3 or otherwise. Appropriate written evidence of the election and qualification of successor and additional Trustees shall be filed with the records of the Trust and in such other offices or places as the Trustees may deem necessary, appropriate or desirable.

         2.6 Actions by Trustees. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees; provided, however, that, whenever pursuant to Section 6.7 or otherwise the vote of a majority of a particular group of Trustees is required at a meeting, a quorum for such meeting shall be a majority of the Trustees which shall include a majority of such group. Unless specifically provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consents of a majority of the Trustees, which consents shall be filed with the records of meetings of the Trustees. Any action or actions permitted to be taken by the Trustees in connection with the business of the Trust may be taken pursuant to authority granted by a meeting of the Trustees conducted by a telephone conference call, and the transaction of Trust business represented thereby shall be of the same authority and validity as if transacted at a meeting of the Trustees held in person or by written consent. The minutes of any Trustees' meeting held by telephone shall be prepared in the same manner as a meeting of the Trustees held in person. The acquisition or disposition of any investment (other than investments in short-term investment Securities described in Section 4.1) shall require the approval of a majority of Trustees, except as otherwise provided in Section 6.7. Any agreement, deed, mortgage, lease or other instrument or writing executed by one or more of the Trustees or by any authorized Person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees or as provided in the Bylaws.

         With respect to the actions of the Trustees, Trustees who have, or are Affiliates of Persons who have, any direct or indirect interest in or connection with any matter being acted upon may be counted for all quorum purposes under this Section 2.6 and, subject to the provisions of Section 6.7, may vote on the matter as to which they or their Affiliates have such interest or connection.

         2.7 Committees. The Trustees may appoint an audit committee and such other standing committees as the Trustees determine. Each standing committee shall consist of two (2) or more members; provided, however, that the Trustees may appoint a standing committee consisting of at least one Trustee and two non-Trustees. Each committee shall have such powers, duties and obligations as the Trustees may deem necessary or appropriate. The standing committees shall report their activities periodically to the Trustees.


                                   ARTICLE III

                                TRUSTEES' POWERS

         3.1 Power and Authority of Trustees. The Trustees, subject only to the specific limitations contained in this Declaration, shall have, without further or other authorization, and free from any power or control on the part of the Shareholders, full, absolute and exclusive power, control and authority over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and may do all such acts and things as in their sole judgment and discretion are necessary for or incidental to or desirable for carrying out or conducting the business of the Trust. Any construction of this Declaration or any determination made in good faith by the Trustees as to the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid powers or the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

         3.2 Specific Powers and Authority. Subject only to the express limitations contained in this Declaration and in addition to any powers and authority conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule or law, the Trustees without any action or consent by the Shareholders shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

                  (a) to retain, invest and reinvest the capital or other funds of the Trust in, and to acquire, purchase, or own, real or personal property of any kind, whether tangible or intangible, wherever located in the world, and make commitments for such investments, all without regard to whether any such property is authorized by law for the investment of trust funds or produces or may produce income; to possess and exercise all the rights, powers and privileges appertaining to the ownership of the Trust Estate; and to increase the capital of the Trust at any time by the issuance of any additional authorized Shares or other Securities of the Trust for such consideration as they deem advisable;

                  (b) without  limitation  of the powers set forth in subsection
         (a) above, to invest in, purchase or otherwise acquire for such consideration as they deem proper, in cash or other property or through the issuance of shares or through the issuance of notes, debentures, bonds or other obligations of the Trust, and to hold for investment, the entire or any participating interests in any Mortgage Loans or interest in Real Property, including ownership of, or participations in the ownership of, or rights to acquire, equity interests in Real Property or in Persons owning, developing, improving, operating or managing Real Property, which interests may be acquired independently of or in connection with other investment activities of the Trust and, in the latter case, may include rights to receive additional payments based on gross income or rental or other income from the Real Property or improvements thereon; and to invest in loans secured by the pledge or transfer of Mortgage Loans;

                  (c) to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any and all the Trust Estate by deeds (including deeds in lieu of foreclosure), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or nominee of the Trust;

                  (d) to issue Shares, bonds, debentures, notes or other evidences of indebtedness, which may be secured or unsecured and may be subordinated to any indebtedness of the Trust, to such Persons for such cash, property or other consideration (including Securities issued or created by, or interests in, any Person) at such time or times and on such terms as the Trustees may deem advisable and to list any of the foregoing Securities issued by the Trust on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any of such Securities, and to cause the instruments evidencing such Securities to bear an actual or facsimile imprint of the seal of the Trust (if the Trustees shall have adopted such a seal) and to be signed by manual or facsimile signature or signatures (and to issue such Securities, whether or not any Person whose manual or facsimile signature shall be imprinted thereon shall have ceased to occupy the office with respect to which such signature was authorized), provided that, where only facsimile signatures for the Trust are used, the instrument shall be countersigned manually by a transfer agent, registrar or other authentication agent; and to issue any of such Securities of different types in combinations or units with such restrictions on the separate transferability thereof as the Trustees shall determine;

                  (e) to enter into leases of real and personal property as lessor or lessee and to enter into contracts, obligations and other agreements for a term, and to invest in obligations having a term, extending beyond the term of office of the Trustees and beyond the possible termination of the Trust, or having a lesser term;

                  (f) to borrow  money  and give  negotiable  or non  negotiable instruments therefor; or guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interest in, encumber or hypothecate the Trust Estate to secure any indebtedness of the Trust or any other of the foregoing obligations of the Trust;

                  (g)  to lend money, whether secured or unsecured;

                  (h)  to create reserve funds for any purpose;

                  (i) to incur and pay out of the Trust Estate any charges or expenses, and to disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including without limitation taxes and other governmental levies, charges and assessments, of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or upon or against the Trust Estate or any part hereof, and for any of the purposes herein;

                  (j) to deposit funds of the Trust in banks, trust companies, savings and loan associations and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees or officers, employees or agents, of the Trust) as the Trustees may determine;

                  (k) to possess and exercise all the rights, powers and privileges pertaining to the ownership of all or any Mortgages or Securities issued or created by, or interests in, any Person, forming part of the Trust Estate, to the same extent that an individual might do so, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action, and may include the exercise of discretionary powers;

                  (l) to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Estate or any part or parts thereof to or with any such Person or any existing Person in exchange for the Securities thereof or otherwise, and to merge or consolidate the Trust with or into any Person or merge or consolidate any Person into the Trust, and to lend money to, subscribe for the Securities of, and enter into any contracts with, any Person in which the Trust holds or is about to acquire Securities or any other interest;

                  (m)  to  enter  into  joint   ventures,   general  or  limited
         partnerships, participation or agency arrangements and any other lawful combinations or associations, and to act as a general or limited partner;

                  (n) to elect, appoint, engage or employ such officers for the Trust as the Trustees may determine, who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms, as may be prescribed by the Trustees or by the Bylaws; to engage or employ any Persons (including, subject to the provisions of Sections 6.6 and 6.7, any Trustee or officer, agent or employee of the Trust and any Person in which any Trustee, officer or agent is directly or indirectly interested or with which he is directly or indirectly connected) as agents, representatives, employees, or independent contractors (including without limitation real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Person may be so engaged or employed; and to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors or other Persons;

                  (o) to determine or cause to be determined from time to time the value of all or any part of the Trust Estate and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue or cause to be revalued all or any part of the Trust Estate in accordance with such appraisals or other information as are, in the Trustees' sole judgment, necessary and/or satisfactory;

                  (p) to collect, sue for and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Trust, the Trust Estate or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof;

                  (q) to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust or participate in any reorganization of obligors to the Trust;

                  (r) to self-insure or to purchase and pay for out of the Trust Estate insurance contracts and policies, including contracts of indemnity, insuring the Trust Estate against any and all risks and insuring the Trust and/or all or any of the Trustees, the Shareholders, or the officers, employees or agents of the Trust or Persons who may directly or indirectly control the Trust against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees, Shareholders, officers, employees agents or controlling Persons whether or not the Trust would have the power to indemnify such Person or Persons against any such claim or liability;

                  (s) to cause legal title to any of the Trust Estate to be held by and/or in the name of the Trustees, or, except as prohibited by law, by and/or in the name of the Trust or one or more of the Trustees or any other Person, on such terms, in such manner and with such powers in such Person as the Trustees may determine, and with or without disclosure that the Trust or Trustees are interested therein;

                  (t) to adopt a fiscal year for the Trust, and from time to time to change such fiscal year;

                  (u) to adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust);

                  (v) to the extent permitted by law, to indemnify or enter into agreements with respect to indemnification with any Person with which the Trust has dealings, including without limitation any broker/dealer, investment bank, investment advisor or independent contractor, to such extent as the Trustees shall determine;

                  (w)  to confess judgment against the Trust;

                  (x)  to discontinue the operations of the Trust;

                  (y) to repurchase or redeem Shares and other Securities issued by the Trust;

                  (z) to declare and pay dividends or distributions, consisting of cash, property or Securities, to the holders of Shares of the Trust out of any funds legally available therefor; and

                  (aa) to do all other such acts and things as are incident to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust and to carry out the provisions of this Declaration.

         3.3 Bylaws. The Trustees may make or adopt and from time to time amend or repeal Bylaws (the "Bylaws") not inconsistent with law or with this Declaration, containing provisions relating to the business of the Trust and the conduct of its affairs and in such Bylaws may define the duties of the officers, employees and agents of the Trust.

                                   ARTICLE IV

                         INVESTMENT POLICY AND POLICIES
                             WITH RESPECT TO CERTAIN
                          DISTRIBUTIONS TO SHAREHOLDERS

         4.1 Statement of Policy. It shall be the general objectives of the Trust (i) to provide current income for distribution to Shareholders through investments in income-producing hotels and hospitality-related facilities and other real estate investments and (ii) to provide Shareholders with the opportunity for additional returns from a percentage of gross revenues generated by the investment properties.

         The Trust may make secured borrowings to make permitted additional Real Estate Investments and secured or unsecured borrowings for normal working capital needs, including the repair and maintenance of properties in which it has invested, tenant improvements and leasing commissions. The Trust may make such borrowings from third parties or from Affiliates of the Advisor. Interest and other financing charges or fees to be paid on loans from such Affiliates will not exceed the interest and other financing charges or fees which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area.

         To the extent that the Trust Estate has assets not otherwise invested in accordance with this Section 4.1, it shall be the policy of the Trustees to invest such assets in investments selected by the Trustees or the Advisor which are consistent with the Trust's intention to qualify as a REIT under the Internal Revenue Code.

         It shall be the policy of the Trustees to make investments and to conduct the business of the Trust in such manner as to qualify as a REIT and to comply with the requirements of the Internal Revenue Code with respect to the composition of investments and the derivation of the income of a real estate investment trust as defined in the REIT Provisions of the Internal Revenue Code; provided, however, that no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Internal Revenue Code, except for that arising from his own wilful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         4.2 Prohibited Investments and Activities. The Trustees shall not:

         (a) engage in any undertaking or activity that would disqualify the Trust as a real estate investment trust under the provisions of the Internal Revenue Code as long as a real estate investment trust is accorded substantially the same treatment or benefits under the United States tax laws from time to time in effect as under Sections 856-860 of the Internal Revenue Code at the date of adoption of this Declaration; and/or

         (b) use or apply land for farming, agriculture, horticulture or similar purposes in violation of Section 8-302(b) of the Corporations and Associations Article of the Annotated Code of Maryland.

         4.3 Change in Investment Policies. The investment policies set out in this Article IV may be changed by a vote of a majority of the Trustees.


                                    ARTICLE V

                           THE SHARES AND SHAREHOLDERS

         5.1 Description of Shares. The interest of the Shareholders shall be divided into 200,000,000 shares of beneficial interest which shall be known collectively as "Shares", all of which shall be validly issued, fully paid and non-assessable by the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend or share split. There shall be two classes of Shares: 100,000,000 shares of one such class shall be known as "Common Shares", $.01 par value per share, and 100,000,000 shares of the other such class shall be known as "Preferred Shares". Each holder of Shares shall as a result thereof be deemed to have agreed to and be bound by the terms of this Declaration. The Shares may be issued for such consideration as the Trustees shall deem advisable. The Trustees are hereby expressly authorized at any time, and from time to time, to provide for issuance of Shares upon such terms and conditions and pursuant to such arrangements as the Trustees may determine. The Trustees are hereby expressly authorized at any time, and from time to time, without Shareholder approval, to amend this Declaration to increase or decrease the aggregate number of Shares or the number of Shares of any class that the Trust has the authority to issue.

         The Trustees are hereby expressly authorized at any time, and from time to time, without Shareholder approval, to set (or change if such class has previously been established) the par value, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms, or conditions of redemption, of the Preferred Shares, and such Preferred Shares may further be divided by the Trustees into classes or series.

         Except as otherwise determined by the Trustees with respect to any class or series of Preferred Shares, the holders of Shares shall be entitled to the rights and powers hereinafter set forth in this Section 5.1: The holders of Shares shall be entitled to receive, when and as declared from time to time by the Trustees out of any funds legally available for the purpose, such dividends or distributions as may be declared from time to time by the Trustees. In the event of the termination of the Trust pursuant to Section 7.1 or otherwise, or upon the distribution of its assets, the assets of the Trust available for payment and distribution to Shareholders shall be distributed ratably among the holders of Shares at the time outstanding in accordance with Section 7.2. All Shares shall have equal non-cumulative voting rights at the rate of one vote per Share, and equal dividend, distribution, liquidation and other rights, and shall have no preference, conversion, exchange, sinking fund or redemption rights. Absent a contrary written agreement of the Trust authorized by the Trustees, and notwithstanding any other determination by the Trustees with respect to any class or series of Preferred Shares, no holder of Shares or Preferred Shares shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of Shares of any class whatsoever of the Trust, or of securities convertible into any shares of any class whatsoever of the Trust, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

         5.2   Certificates.   Ownership   of  Shares   shall  be  evidenced  by
certificates. Every Shareholder shall be entitled to receive a certificate, in such form as the Trustees shall from time to time approve, specifying the number of Shares of the applicable class held by such Shareholder. Subject to Sections
5.6 and 5.14(c) hereof, such certificates shall be treated as negotiable and title thereto and to the Shares represented thereby shall be transferred by delivery thereof to the same extent in all respects as a stock certificate, and the Shares represented thereby, of a Maryland business corporation. Unless otherwise determined by the Trustees, such certificates shall be signed by the Chairman, if any, and the President and shall be countersigned by a transfer agent, and registered by a registrar if any, and such signatures may be facsimile signatures in accordance with Section 3.2(d) hereof. There shall be filed with each transfer agent a copy of the form of certificate so approved by the Trustees, certified by the Chairman, President, or Secretary, and such form shall continue to be used unless and until the Trustees approve some other form.

         In furtherance of the provisions of Sections 5.1 and 5.14(c) hereof, each Certificate evidencing Shares shall contain a legend imprinted thereon to substantially the following effect or such other legend as the Trustees may from time to time adopt:

         REFERENCE  IS MADE TO THE  DECLARATION  OF  TRUST  OF THE  TRUST  FOR A
         STATEMENT OF ALL THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF EACH CLASS OR SERIES OF SHARES THAT THE TRUST IS AUTHORIZED TO ISSUE, THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES OF ANY PREFERRED OR SPECIAL CLASS OF SHARES IN SERIES, TO THE EXTENT THEY HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE TRUSTEES TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. ANY SUCH STATEMENT SHALL BE FURNISHED WITHOUT CHARGE ON REQUEST TO THE TRUST AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

         IF NECESSARY TO EFFECT COMPLIANCE BY THE TRUST WITH REQUIREMENTS OF THE INTERNAL REVENUE CODE RELATING TO REAL ESTATE INVESTMENT TRUSTS, THE PURPORTED TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE PROHIBITED

         AND/OR INVALIDATED UPON THE TERMS AND CONDITIONS SET FORTH IN THE DECLARATION OF TRUST. THE TRUST WILL FURNISH A COPY OF SUCH TERMS AND CONDITIONS TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

         5.3 Fractional Shares. In connection with any issuance of Shares, the Trustees may issue fractional Shares or may adopt provisions for the issuance of scrip including, without limitation, the time within which any such scrip must be surrendered for exchange into full Shares and the rights, if any, of holders of scrip upon the expiration of the time so fixed, the rights, if any, to receive proportional distributions, and the rights, if any, to redeem scrip for cash, or the Trustees may in their discretion, or if they see fit at the option of, each holder, provide in lieu of scrip for the adjustment of the fractions in cash. The provisions of Section 5.2 hereof relative to certificates for Shares shall apply so far as applicable to such scrip, except that such scrip may in the discretion of the Trustees be signed by a transfer agent alone.

         5.4 Legal Ownership of Trust Estate. The legal ownership of the Trust Estate and the right to conduct the business of the Trust are vested exclusively in the Trustees (subject to Section 3.2(s)), and the Shareholders shall have no interest therein (other than beneficial interest in the Trust conferred by their Shares issued hereunder) and they shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Estate.

         5.5 Shares Deemed Personal Property. The Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth or provided for in this Declaration. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the Trust Estate or otherwise, except the sole right to demand and, subject to the provisions of this Declaration, the Bylaws and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for the certificate held by such Shareholder.

         5.6 Share Record; Issuance and Transferability of Shares. Records shall be kept by or on behalf of and under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. The Trust, the Trustees and the officers, employees and agents of the Trust shall be entitled to deem the Persons in whose names certificates are registered on the records of the Trust to be the absolute owners of the Shares represented thereby for all purposes of the Trust; but nothing herein shall be deemed to preclude the Trustees or officers, employees or agents of the Trust from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive.

         Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trustees or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution or authorization and of other matters as may reasonably be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee and in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefor but only upon delivery to the Trustees or a transfer agent of instruments and other evidence required by the Trustees or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares and such releases from applicable governmental authorities as may be required by the Trustees or transfer agent. In case of the loss, mutilation or destruction of any certificate for shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Trustees may from time to time prescribe. Nothing in this Declaration shall impose upon the Trustees or a transfer agent a duty, or limit their rights, to inquire into adverse claims.

         5.7 Dividends or Distributions to Shareholders. Subject to Section 5.1, the Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash, property or assets of the Trust or Securities issued by the Trust, out of current or accumulated income, capital, capital gains, principal, interest, surplus, proceeds from the increase or financing or refinancing of Trust obligations, or from the sale of portions of the Trust Estate or from any other source as the Trustees in their discretion shall determine. Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees. The Trustees shall furnish the Shareholders with a statement in writing advising as to the source of the funds so distributed not later than ninety (90) days after the close of the fiscal year in which the distribution was made.

         5.8 Transfer Agent, Dividend Disbursing Agent and Registrar. The Trustees shall have power to employ one or more transfer agents, dividend disbursing agents and registrars (including the Advisor or its Affiliates) and to authorize them on behalf of the Trust to keep records to hold and to disburse any dividends or distributions and to have and perform, in respect of all original issues and transfers of Shares, dividends and distributions and reports and communications to Shareholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents and registrars of a Maryland business corporation.

         5.9 Shareholders' Meetings. There shall be an annual meeting of the Shareholders, at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Trustees shall be elected and any other proper business may be conducted. The Annual Meeting of Shareholders shall be held no fewer than 30 days after delivery to the Shareholders of the Annual Report and within six (6) months after the end of each fiscal year, commencing with the fiscal year ending December 31, 1995. Special meetings of Shareholders may only be called by a majority of the Trustees. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees.

         No business shall be transacted by the Shareholders at a special meeting other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Trustees (or any duly authorized committee thereof) or (ii) otherwise properly brought before the Shareholders by or at the direction of the Trustees.

         The holders of Shares entitled to vote at the meeting representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote on any question present in person or by proxy shall constitute a quorum at any such meeting for action on such question. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, without regard to class, whether or not a quorum is present, and, except as otherwise provided in the Bylaws, the meeting may be reconvened without further notice. At any reconvened session of the meeting at which there shall be a quorum, any business may be transacted at the meeting as originally noticed.

         Except as otherwise clearly indicated in this Declaration or the Bylaws, whenever any action is to be taken by the Shareholders, it shall be authorized by the affirmative vote of the holders of Shares representing a majority of the total number of votes authorized to be cast by shares then outstanding and entitled to vote thereon. At all elections of Trustees, voting by Shareholders shall be conducted under the non-cumulative method and the election of Trustees shall be by the affirmative vote of the holders of Shares representing a majority of the total number of votes authorized to be cast by shares then outstanding and entitled to vote thereon.

         Whenever Shareholders are required or permitted to take any action by a vote at a meeting of Shareholders, at any time any of the outstanding Shares are held by a Person other than HRP, such action shall not be taken except by such a vote at such a meeting of Shareholders and the Shareholders shall have no power or right to take any action by executing written consents in lieu thereof.

         5.10 Proxies. Whenever the vote or consent of a Shareholder entitled to vote is required or permitted under this Declaration, such vote or consent may be given either directly by such Shareholder or by a proxy in the form prescribed in, and subject to the provisions of, the Bylaws. The Trustees may solicit such proxies from the Shareholders or any of them entitled to vote in any matter requiring or permitting the Shareholders' vote or consent.

         5.11 Reports to Shareholders. Not later than ninety (90) days after the close of each fiscal year of the Trust following the end of fiscal year 1995, the Trustees shall mail or deliver a report of the business and operations of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. Subject to
Section 8-401 of the Annotated Code of Maryland, the report (the "Annual Report") shall be in such form and have such content as the Trustees deem proper. The Annual Report shall include a balance sheet, an income statement and a surplus statement, each prepared in accordance with generally accepted accounting principles. Such financial statements shall be certified by an independent public accountant based on a full examination of the books and records of the Trust conducted in accordance with generally accepted auditing procedure. Manually signed copies of the Annual Report and of the auditor's certificate will be filed with the Maryland Department of Assessments and Taxation. A manually signed copy of the accountant's report shall be filed with the Trustees.

         5.12 Fixing Record Date. The Bylaws may provide for fixing or, in the absence of such provision, the Trustees may fix, in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or to express consent to any proposal without a meeting or for the purpose of determining Shareholders entitled to receive payment of any dividend or distribution (whether before or after termination of the Trust) or any Annual Report or other communication from the Trustees, or for any other purpose. The record date so fixed shall be not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting or event for the purposes of which it is fixed.

         5.13 Notice to Shareholders. Any notice of meeting or other notice, communication or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.

         5.14   Shareholders'   Disclosure;   Restrictions  on  Share  Transfer;
Limitation on Holdings. At such time as any Person other than HRP shall hold any Shares of Beneficial Interest and thereafter:

         (a) Every Shareholder shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of any Shares as the Trustees deem necessary or appropriate, in their discretion, to comply with the REIT Provisions of the Internal Revenue Code, or to comply with the requirements of any taxing authority or governmental agency.

         (b) Whenever in good faith the Trustees deem it reasonably necessary to protect the status of the Trust as a REIT under the Internal Revenue Code, they may require a statement or affidavit from each Shareholder or proposed transferee of Shares setting forth the number of Shares already owned, directly or indirectly, by such Shareholder or proposed transferee and any related Person specified in the form prescribed by the Trustees for that purpose. If, in the opinion of the Trustees, which shall be binding upon any Shareholder and any proposed transferee of Shares, but subject to subsection (i) of this Section 5.14, any proposed transfer of Shares would jeopardize the status of the Trust as a REIT under the Internal Revenue Code, the Trustees shall have the right, but not the duty, to refuse to permit such transfer.

         (c) As a condition to the transfer (including, without limitation, any sale, transfer, gift, assignment, devise or other disposition of Shares, whether voluntary or involuntary, whether beneficially or of record, and whether effected constructively, by operation of law or otherwise) and/or registration of transfer of any Shares ("Excess Shares") which could in the opinion of the Trustees result in

         (i) direct or indirect ownership (as hereafter defined) of Shares representing more than 9.8% in number, value or voting power of the total Shares outstanding becoming concentrated in the hands of one owner other than an Excepted Person (as such term is defined hereafter),

         (ii) the outstanding Shares of the Trust being owned by fewer than one hundred (100) persons or

         (iii) the Trust being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code,

such potential owner (a "Proposed Transferee") shall file with the Trust the statement or affidavit described in subsection (b) of this Section 5.14 no later than the fifteenth (15th) day prior to any proposed transfer, registration of transfer or transaction which, if consummated, would have any of the results set forth above; provided, however, that the Trustees may waive such requirement of prior notice upon determination that such waiver is in the best interests of the Trust. Subject to the subsection (i) of this Section 5.14, the Trustees shall have the power and right (i) to refuse to transfer or issue Excess Shares or share certificates to any Proposed Transferee whose acquisition of such Excess Shares would, in the opinion of the Trustees, result in the direct or indirect beneficial ownership of any Excess Shares by a Person other than an Excepted Person and (ii) to treat such Excess Shares as having been transferred not to the Proposed

Transferee but rather to a trustee, who shall be designated by the Trustees but unaffiliated with either the Trust or the Proposed Transferee, for the benefit of one or more organizations described in Sections 170(b)(1)(a) and 170(c) of the Internal Revenue Code (each such organization being referred to herein as a "Charitable Beneficiary") that have been designated by the Trustees. Any such trust shall be deemed to have been established by the Shareholder for the benefit of the Charitable Beneficiary on the day prior to the date of the purported transfer to the Proposed Transferee, which purported transfer shall be void ab initio and the Proposed Transferee shall be deemed never to have acquired any interest in or with respect to the Excess Shares purportedly transferred.

         Any dividends paid or other distributions made with respect to any Excess Shares prior to the Trust discovering that such Excess Shares have been transferred into trust for the Charitable Beneficiary as set forth above shall be repaid and disgorged by the Proposed Transferee to the Trust and any dividend or other distribution declared but still unpaid or unmade shall be rescinded as void ab initio with respect to the Proposed Transferee. Any dividends or other distributions so repaid, disgorged or rescinded shall then be paid over to the trustee and held in trust for the Charitable Beneficiary. Any vote cast by the Proposed Transferee prior to the Trust discovering that such Excess Shares had been transferred to the trustee shall be rescinded as being void ab initio and the Proposed Transferee shall be deemed to have given an irrevocable proxy to the trustee to vote the Excess Shares held for the benefit of the Charitable Beneficiary.

         All Excess Shares shall be deemed to be offered by the trustee for sale to the Trust or a Person or Persons designated by the Trust for a period of ninety (90) days following the receipt by the Trust of notice of the event that has caused the Excess Shares to be transferred into trust as set forth above at a price equal to the lesser of (i) the price that was paid for the Excess Shares by the Proposed Transferee and (ii) the market price of the Excess Shares on the date that the Trust or its designee accepts the trustee's offer to sell.

         At the direction of the Trust, the trustee of any such trust shall sell any Excess Shares held by the trust to a Person whose ownership of such shares will not, in the judgment of the Trustees, jeopardize the Trust's status as a REIT (a "Permitted Transferee"). If such a transfer is made, the interests of the Charitable Beneficiary with respect to the Excess Shares shall cease and the proceeds of the sale to the Permitted Transferee shall be payable to the Proposed Transferee and to the Charitable Beneficiary as follows: The Proposed Transferee shall be entitled to receive the lesser of (i) the price paid by the Proposed Transferee for the Excess Shares or, if the Proposed Transferee did not give value for the Excess Shares, the market price of the Excess Shares on the day of the event that resulted in the Excess Shares being transferred into trust as set forth above, and (ii) the price received by the trustee from the sale of the Excess Shares. Any proceeds from the sale of Excess Shares in excess of the amount payable to the Proposed Transferee as set forth above shall be payable to the Charitable Beneficiary.

         The following Persons are "Excepted Persons": (i) HRP, (ii) HRPT Advisors, Inc., a Delaware corporation ("Advisors"), (iii) Affiliates of HRP or Advisors, (iv) Persons to whom HRP's or Advisor's share ownership is attributable or whose share ownership is attributable to HRP or Advisors and (v) other Persons approved by the Trustees, at their option and in their sole discretion; provided, however, that such approval shall not be granted to any Person (and shall not extend to any Person described in clause (iii) above) whose ownership of more than 9.8% (individually or by attribution) in number or value of the total Shares outstanding would result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Trust as a REIT under the Internal Revenue Code.

         If the foregoing provisions shall be determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the Proposed Transferee of such Excess Shares shall be deemed, at the option of the Trust, to have acted as agent on behalf of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.

         (d) Notwithstanding any other provision of this Declaration to the contrary, but subject to subsection (i) of this Section 5.14, any purported acquisition of shares of the Trust (whether such purported acquisition results from the direct or indirect acquisition or ownership (as hereafter defined) of Shares) which would result in the disqualification of the Trust as a REIT shall be null and void. Any such shares may be treated by the Trustees in the manner prescribed for Excess Shares in subsection (c) of this Section 5.14.

         (e) Subject only to subsection (i) of this Section 5.14, nothing contained in this Section 5.14 or in any other provision of this Declaration shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of the Shareholders by preserving the Trust's status as a REIT.

         (f) If any provision of this Section 5.14 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provision shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this Section 5.14 may be inconsistent with any other provision of this Declaration, this Section 5.14 shall be controlling.

         (g) It shall be the policy of the Trustees to consult with the appropriate officials of any stock exchange on which the relevant Shares of the Trust are listed as far as reasonably possible in advance of the final exercise (at any time when the shares are listed on such exchange) of any powers granted by sections (b) or (c) of this Section 5.14.

         (h) For purposes of this Declaration, Shares not owned directly shall be deemed to be owned indirectly by a Person if that Person or a group including that Person would be the beneficial owner of such shares, as defined as of May 1, 1995, in Rule 13d-3 under the Securities Exchange Act of 1934 and/or would be considered to own such shares by reason of the attribution rules of Section 544 or Section 856(h) of the Internal Revenue Code.

         (i) Nothing in this Section 5.14 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

         5.15 Special Voting Provisions relating to Certain Business Combinations and Control Shares. The Trust elects not to be governed by the provisions of Subtitles 6 and 7 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland.

                                   ARTICLE VI

                 LIABILITY OF TRUSTEES, SHAREHOLDERS, OFFICERS,
                     EMPLOYEES AND AGENTS, AND OTHER MATTERS

         6.1 Limitation of Liability of Shareholders, Trustees, Officers, Employees and Agents for Obligations of the Trust. The Trustees and the officers, employees and agents (including the Advisor) of the Trust, in incurring any debts, liabilities or obligations or in taking or omitting any other actions for or in connection with the Trust, are, and shall be deemed to be, acting as trustees, officers, employees or agents of the Trust and not in their own individual capacities. Except as otherwise provided in Sections 6.3 hereof with respect to liability of Trustees or officers, agents or employees of the Trust to the Trust or to Shareholders, no Shareholder, Trustee or officer, employee or agent (including the Advisor) of the Trust shall be liable for any debt, claim, demand, judgment decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to the Trust or arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor and resort shall be had solely to the Trust Estate for the payment or performance thereof, and no Shareholder, Trustee or officer, employee or agent (including the Advisor) of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person or Persons in connection with the Trust Estate or the affairs of the Trust (or any actions taken or omitted for or on behalf of the Trust), and all such other Persons shall look solely to the Trust Estate for satisfaction of claims of any nature arising in connection with the Trust Estate or the affairs of the Trust (or any action taken or omitted for or on behalf of the Trust).

         6.2 Express Exculpatory Clauses and Instruments. Any written instrument creating an obligation of the Trust shall, to the extent practicable, include a reference to this Declaration and provide that neither the Shareholders nor the Trustees nor any officers, employees or agents (including the Advisor) of the Trust shall be liable thereunder and that all Persons shall look solely to the Trust Estate for the payment of any claim thereunder or for the performance thereof; however, the omission of such provision from any such instrument shall not render the Shareholders, any Trustee, or any officer, employee or agent (including the Advisor) of the Trust liable nor shall the Shareholders, any Trustee or any officer, employee or agent (including the Advisor) of the Trust be liable to any one for such omission.

         6.3 Limitation of Liability of Trustees, Officers, Employees and Agents to the Trust and to Shareholders for Acts and Omissions. To the fullest extent permitted by Maryland statutory and decisional law, as amended or interpreted, no Trustee, officer, employee or agent of the Trust (a) shall be personally liable to the Trust or its Shareholders and (b) shall have any greater duties than those established by this Declaration of Trust or, in cases as to which such duties are not so established, than those to which the directors, officers, employees and agents of a Maryland business corporation are subject from time to time. No amendment of this Declaration or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to Trustees, officers, employees and agents of the Trust hereunder with respect to any act or omission occurring prior to such amendment or repeal.

         6.4 Indemnification and Reimbursement of Trustees, Officers, Employees, Agents and Certain Other Persons.

                  (a) The Trust shall indemnify (i) its Trustees and officers, whether serving the Trust or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (ii) other employees and agents to such extent as shall be authorized by the Trustees of the Trust or the Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Trustees may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Declaration of Trust or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                  (b) Notwithstanding anything herein to the contrary, and to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no Trustee or officer of the Trust shall be personally liable to the Trust or its shareholders for money damages. No amendment of this Declaration or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to Trustees and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

         6.5 Indemnification and Reimbursement of Shareholders. Any Shareholder made a party to any action, suit or proceeding or against him a claim or liabilities asserted by reason of the fact that he, his testate or intestate was or is a Shareholder shall be indemnified and held harmless by the Trust against judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of such action, suit, proceeding, claim or alleged liability or in connection with any appeal therein, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion; provided, however, that such Shareholder gives prompt notice thereof, executes such documents and takes such action as will permit the Trust to conduct the defense or settlement thereof and cooperates therein. In the event that the assets of the Trust Estate are insufficient to satisfy the Trust's indemnity obligations hereunder, each Shareholder shall be entitled to such indemnification pro rata from the Trust Estate.

         6.6 Right of Trustees, Officers, Employees and Agents to Own Shares or Other Property and to Engage in Other Business. Any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Shares in the Trust, for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee or officer, employee or agent of the Trust. Any Trustee or officer, employee or agent of the Trust may, in his personal capacity or in the capacity of trustee, officer, director, stockholder, partner, member, advisor or employee of any Person or otherwise, have business interests and engage in business activities similar to or in addition to those relating to the Trust, which interests and activities may be similar to and competitive with those of the Trust and may include the acquisition, syndication, holding, management, development, operation or disposition, for his own account, or for the account of such Person or others, of interests in Mortgages, interests in Real Property, or interests in Persons engaged in the real estate business. Each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee or agent of the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust. Subject to the provisions of Section 6.8, any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, employee or agent or otherwise hereunder. None of these activities shall be deemed to conflict with his duties and powers as Trustee or officer, employee or agent of the Trust.

         6.7 Transactions Between Trustees, Officers, Employees or Agents and the Trust. Except as otherwise provided by this Declaration, and in the absence of fraud, a contract, act or other transaction between the Trust and any other Person in which the Trust is interested, shall be valid, and no Trustee or officer, employee or agent of the Trust shall have any liability as a result of entering into any such contract, act or transaction, even though (a) one or more of the Trustees or officers, employees or agents of the Trust are directly or indirectly interested in or connected with or are trustees, partners, directors, employees, officers or agents of such other Person, or (b) one or more of the Trustees or officers, employees or agents of the Trust individually or jointly with others, is a party or are parties to, or are directly or indirectly interested in or connected with, such contract, act or transaction; provided that in each such case (i) such interest or connection is disclosed or known to the Trustees and thereafter the Trustees authorize or ratify such contract, act or other transaction by affirmative vote of a majority of the Trustees who are not so interested or (ii) such interest or connection is disclosed or known to the Shareholders, and thereafter such contract, act or transaction is approved by Shareholders holding a majority of the Shares then outstanding and entitled to vote thereon.

         Notwithstanding any other provision of this Declaration, the Trust may engage in a transaction with (a) any Trustee, officer, employee or agent of the Trust (acting in his individual capacity), (b) any director, trustee, partner, officer, employee or agent (acting in his individual capacity) of the Advisor or any other investment advisor of the Trust, (c) the Advisor or any other investment advisor of the Trust or (d) an Affiliate of any of the foregoing, provided that such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Trustees not having any interest in such transaction and not Affiliates of any party to the transaction after a determination by them that such transaction is fair and reasonable to the Trust and the Shareholders.

         This Section 6.7 shall not prevent any sale of Shares issued by the Trust for the public offering thereof in accordance with a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933. The Trustees are not restricted by this Section 6.7 from forming a corporation, partnership, trust or other business association owned by any Trustee, officer, employee or agent or by their nominees for the purpose of holding title to property of the Trust or managing property of the Trust, provided that the Trustees make a determination that the creation of such entity for such purpose is in the best interest of the Trust.

         6.8 Persons Dealing with Trustees, Officers, Employees or Agents. Any act of the Trustees or of the officers, employees or agents of the Trust purporting to be done in their capacity as such, shall, as to any Persons dealing with such Trustees, officers, employees or agents, be conclusively deemed to be within the purposes of this Trust and within the powers of such Trustees or officers, employees or agents. No Person dealing with the Trustees or any of them or with the officers, employees or agents of the Trust shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers, employees or agents of the Trust, for moneys or other consideration, shall be binding upon the Trust.

         6.9 Reliance. The Trustees and the officers, employees and agents of the Trust may consult with counsel (which may be a firm in which one or more of the Trustees or the officers, employees or agents of the Trust is or are members) and the advice or opinion of such counsel shall be full and complete personal protection to all the Trustees and the officers, employees and agents of the Trust in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees or officers, employees or agents of the Trust, when acting in good faith, may rely upon financial statements of the Trust represented to them to fairly present the financial position or results of operations of the Trust by the chief financial officer of the Trust or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position or results of operations of the Trust. The Trustees and the officers, employees and agents of the Trust may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.


                                   ARTICLE VII

                  DURATION, AMENDMENT AND TERMINATION OF TRUST

         7.1 Duration of Trust. The duration of the Trust shall be perpetual; provided, however, the Trust may be terminated at any time by the affirmative vote at a meeting of Shareholders of the holders of Shares representing two-thirds of the total number of Shares then outstanding and entitled to vote thereon.

         7.2 Termination of Trust.

         (a) Upon the termination of the Trust:

                  (i) the Trust shall carry on no business except for the purpose of winding up its affairs;

                  (ii) the Trustees shall proceed to wind up the affairs of the Trust and all the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Estate to one or more Persons at public or private sale (for consideration which may consist in whole or in part of cash, Securities or other property of any kind), discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; and

                  (iii) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Estate (in cash or in kind or partly each) among the Shareholders according to their respective rights.

                  (b) After termination of the Trust and distribution of the Trust Estate to the Shareholders as herein provided, the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and such distribution, a copy of which instrument shall be filed with the Maryland Department of Assessments and Taxation, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder and the rights and interests of all Shareholders shall thereupon cease.

         7.3 Amendment Procedure. This Declaration may be amended (except that the provisions governing the personal liability of the Shareholders, Trustees and of the officers, employees and agents of the Trust and the prohibition of assessments upon Shareholders may not be amended in any respect that could increase the personal liability of such Shareholders, Trustees or officers, employees and agents of the Trust) at a meeting of Shareholders by holders of Shares representing a majority (or, with respect to amendments of Article IV, the second paragraph of Section 5.1, Section 7.1 or this Section 7.3, and amendments inconsistent with Sections 2.1 and 5.14, at least two-thirds (2/3)) of the total number of votes authorized to be cast in respect of Shares then outstanding and entitled to vote thereon. The approval of a two-thirds (2/3) majority of the Trustees shall also be required for any such amendment. A two-thirds (2/3) majority of the Trustees may, after fifteen (15) days written notice to the Shareholders, also amend this Declaration without the vote or consent of Shareholders if in good faith they deem it necessary to conform this Declaration to the requirements of the REIT Provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing to do so. Actions by the Trustees pursuant to Section 5.1 or pursuant to Section 8.6(a) that result in an amendment to this Declaration shall be effected without vote or consent of Shareholders.

         7.4 Amendments Effective. Any amendment pursuant to any Section of this Declaration shall not become effective until it is duly filed with the Maryland Department of Assessments and Taxation.

         7.5 Transfer to Successor. The Trustees, with the affirmative vote, at a meeting approving a plan for this purpose, of the holders of Shares representing two-thirds (2/3) of all votes cast at a meeting at which a quorum is present, may (a) cause the organization of a limited partnership, partnership, corporation, association, trust or other organization to take over the Trust Estate and carry on the affairs of the Trust, (b) merge the Trust into, or sell, convey and transfer the Trust Estate to, any such limited partnership, partnership, corporation, association, trust or organization in exchange for Securities thereof, or beneficial interests therein, and the assumption by such transferee of the liabilities of the Trust and (c) thereupon terminate this Declaration and deliver such shares, Securities or beneficial interests among the Shareholders in accordance with such plan.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Applicable Law. This Declaration is executed and acknowledged by the Trustees with reference to the statutes and laws of the State of Maryland, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the statutes and laws of such State.

         8.2 Index and Headings for Reference Only. The index and headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Declaration.

         8.3 Successors in Interest. This Declaration and the Bylaws shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees and legal representatives.

         8.4 Inspection of Records. Trust records shall be available for inspection by Shareholders at the same time and in the same manner and to the extent that comparable records of a Maryland business corporation would be available for inspection by shareholders under the laws of the State of Maryland. Except as specifically provided for in this Declaration or in Title 8 of the Annotated Code of Maryland, Shareholders shall have no greater right than shareholders of a Maryland business corporation to require financial or other information from the Trust, Trustees or officers of the Trust. Any Federal or state securities administrator or the Maryland Department of Assessments and Taxation shall have the right, at reasonable times during business hours and for proper purposes, to inspect the books and records of the Trust.

         8.5 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         8.6 Provisions of the Trust in Conflict with Law or Regulations; Severability.

                  (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Internal Revenue Code, the Conflicting Provisions shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted (including but not limited to the election of Trustees) prior to such determination. An amendment in recordable form signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees, or a copy of this Declaration, with the Conflicting Provisions removed pursuant to such a determination, in recordable form, signed by a majority of the Trustees, shall be conclusive evidence of such determination when filed with the Maryland Department of Assessments and Taxation. The Trustees shall not be liable for failure to make any determination under this
         Section 8.6(a). Nothing in this Section 8.6(a) shall in any way limit or affect the right of the Trustees to amend this Declaration as provided in Section 7.3.

                  (b) If any provision of this Declaration shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         8.7 Certifications. The following certifications shall be final and conclusive as to any Persons dealing with the Trust:

                  (a) a certification of a vacancy among the Trustees by reason of resignation, removal, increase in the number of Trustees, incapacity, death or otherwise, when made in writing by a majority of the remaining Trustees;

                  (b) a certification as to the individuals holding office as Trustees or officers at any particular time, when made in writing by the secretary of the Trust;

                  (c) a certification that a copy of this Declaration or of the Bylaws is a true and correct copy thereof as then in force, when made in writing by the secretary of the Trust;

                  (d) a certification as to any actions by Trustees, other than the above, when made in writing by the secretary of the Trust or by any Trustee.

                     --------------------------------------


         These amendments do not affect the total number of common shares of beneficial interest, $.01 par value ("Common Shares"), authorized or issued by the Trust. The amendment and restatement of the Declaration was authorized by the Board of Trustees of the Trust acting by unanimous written consent on August 18, 1995 and by at least two-thirds of the stockholders of the Trust by means of unanimous written consent obtained on August 18, 1995.

         IN WITNESS WHEREOF, the undersigned have caused this Declaration of Trust to be executed as of the day and year first written above.



                                      /s/ Barry M. Portnoy
                                      Name:     Barry M. Portnoy
                                      Address:  Sullivan & Worcester
                                                One Post Office Square
                                                Boston, MA  02109

                                 ACKNOWLEDGEMENT

Commonwealth of Massachusetts                                 August 18, 1995
                                       ss.
County of Suffolk


         There  personally   appeared  the  above-named  Barry  M.  Portnoy  and
acknowledged the foregoing instrument to be his free act and deed.

         Before me,                         /s/ Mary Louise Larkin
                                            Notary Public
                                            My commission expires:  2/10/2000

                                      /s/ Gerard M. Martin
                                      Name:     Gerard M. Martin
                                      Address:  M&P Partners Limited
                                                  Partnership
                                                400 Centre Street
                                                Newton, MA  02158


                                 ACKNOWLEDGEMENT

Commonwealth of Massachusetts                                  August 18, 1995
                                       ss.
County of Middlesex


         There  personally   appeared  the  above-named  Gerard  M.  Martin  and
acknowledged the foregoing instrument to be his free act and deed.

         Before  me,                                 /s/
                                                     Notary Public
                                                     My commission expires:
                                                       Feb. 2002